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                                                                    Exhibit 10.4


                         FORM OF CONTRIBUTION AGREEMENT

            THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of [__], 2004, by and among Calamos Family Partners, Inc., a Delaware corporation ("CFP") and Calamos Holdings LLC, a Delaware limited liability company ("CHLLC").

                            W I T N E S S E T H:

            WHEREAS, CFP owns all of the issued and outstanding capital stock (collectively, the "Subsidiary Shares") of Calamos Partners, Inc., a Delaware corporation, Calamos Asset Management, Inc., an Illinois corporation, Calamos Financial Services, Inc., an Illinois corporation, and Calamos Property Management, Inc., an Illinois corporation (each a "Subsidiary");

            WHEREAS, CFP desires to contribute to CHLLC, and CHLLC desires to receive from CFP, all of the assets, properties, rights and interests of CFP, including all of CFP's rights, title and interest in the Subsidiary Shares, upon the terms and subject to the conditions set forth herein; and

            WHEREAS, CHLLC desires to assume from CFP, and CFP desires to transfer to CHLLC, all of the obligations and liabilities of CFP upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CFP and CHLLC hereby agree as follows:

            1. Contribution of Assets. On the terms and subject to the conditions of this Agreement, CFP shall contribute to CHLLC, and CHLLC shall receive from CFP, all of the right, title and interest of CFP in and to all of the assets, properties, rights and interests of every kind and description and wherever located, whether real, personal or mixed, tangible or intangible, that are owned, leased or licensed by CFP (the "Contributed Assets").

            2. Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, and concurrent with the transactions described in
Section 1, CHLLC shall assume all of the obligations and liabilities of CFP (the "Assumed Liabilities").

            3. Membership Interests. The aggregate consideration to be received by CFP in exchange for the transfer of the Contributed Assets and the Assumed Liabilities shall be [__] membership units in CHLLC with an agreed value of $[__], having the rights and preferences set forth in the Limited Liability Company Agreement of CHLLC, dated as of [__], 2004 and equal to 100% of the total ownership interests of CHLLC (the "Membership Interests").

            4. Indemnification by CHLLC. Other than to the extent provided by the terms of the Tax Indemnification Agreement, dated as of [__], 2004 among Calamos Asset Management, Inc., a Delaware corporation, and CFP, CHLLC shall indemnify, defend and hold harmless CFP and its respective employees, officers and directors (collectively, the "CFP Indemnified Parties") against, and reimburse any CFP Indemnified Party for, any and all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses")
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that such CFP Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from CFP's ownership of, or interest in, the Contributed Assets, the Assumed Liabilities or the conduct of the business of any Subsidiary or any of their respective subsidiaries or any successor thereto (including any action taken or omitted to be taken by CFP, any Subsidiary or any of their respective subsidiaries). To the extent any such circumstance, event, action or omission existed on or occurred prior to * the date of this Agreement, except to the extent such Losses result from the willful misconduct or gross negligence of CFP on or prior to the date of this Agreement; provided, however, that this Section 4 shall not apply with respect to Losses suffered or incurred by CHLLC.

            5. Further Assurances. Each party hereto covenants and agrees to take any and all such further action and to execute, acknowledge and deliver such further instruments, documents and agreements as the other party hereto may reasonably request to effectuate, consummate or confirm the transactions contemplated hereby.

            6. Successors and Assigns. Except as expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and assigns.

            7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.


            9. Governing Law: Submission to Jurisdiction: WAIVER OF JURY TRIAL.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

            (b) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in any Illinois state or federal court sitting in Chicago, Illinois, Cook County, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum.

            (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF



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that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.

            10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


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            IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first written above.


                                       CALAMOS FAMILY PARTNERS, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       CALAMOS HOLDINGS LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


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